Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Addition to Board of Directors

Irvine, California, August 17, 2021 - Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) today announced the appointment of George M. Pereira as a director of both Pacific Premier Bancorp, Inc. (the “Company”) and Pacific Premier Bank (the “Bank”), the Company’s wholly-owned bank subsidiary, effective August 16, 2021.

Mr. Pereira’s leadership in the financial services industry spans over 30 years. He is a retired Chief Operating Officer and Chief Financial Officer of Charles Schwab Investment Management Inc., a provider of portfolio management, advisory and administrative services to the Schwab mutual and exchange traded funds.

Mr. Pereira has accepted appointments to serve on the Audit and Enterprise Risk Committees of the Company’s Board of Directors.

“We are excited to add George to our Board of Directors,” said Steve Gardner, Chairman, President, and Chief Executive Officer of the Company. “He brings significant financial services experience and an impressive skillset covering financial reporting, operations, information security, mergers and acquisitions, financial regulation and enterprise risk. His extraordinary background, diverse viewpoint, and expertise will complement and further enhance the skills and perspectives represented on our Board, which we believe is essential for effective strategic planning and value creation for our shareholders.”

George M. Pereira

Mr. Pereira retired from Charles Schwab Investment Management Inc. in 2020, having served as Chief Operating Officer from 2010 to 2020 and Chief Financial Officer from 2004 to 2020. He also served as Head of Financial Reporting for Charles Schwab & Co., Inc. from 2000 to 2004. Earlier in his career, Mr. Pereira gained valuable regulatory experience and perspective while serving as Managing Director at the New York Stock Exchange. Mr. Pereira has developed extensive expertise in building and managing financial, operational, technology and risk control platforms for growth and scale within the financial services industry. He also has significant experience leading cybersecurity oversight teams, focused on risks and continuous improvement models.

Mr. Pereira previously served on the Board of Directors for Charles Schwab Asset Management (Ireland) Ltd (2004 – 2020) and Charles Schwab Worldwide Funds plc (2004 – 2020). He has worked extensively with board governance, audit and risk committees, and has advised on financial reporting systems and models. Mr. Pereira is a member of the Latino Corporate Directors Association.

Mr. Pereira received a master’s degree in business administration from Saint John’s University and earned a bachelor’s degree in economics from State University of New York at Albany. Additionally, Mr. Pereira served on the Board of Rotaplast International, Inc., a San Francisco-based non-profit organization that provides free medical services to children worldwide.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with over $20 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has over $17 billion of assets under custody. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners’ Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

Contacts:
Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President and Chief Executive Officer
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000